UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2009

SMARTHEAT, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53052	98-0514768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110027

(Address of Principal Executive Offices)   (Zip Code)

+86 (24) 2519-7699

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 3, 2009, SmartHeat, Inc. (the “Company”) entered into a Senior Loan Agreement with an institutional investor (the “Lender”) to obtain a loan in the amount of US $9,000,000.00 (the “Agreement”).

Under the terms of the Agreement, the Company agreed to a simple interest rate of 10% per annum payable quarterly beginning on September 30, 2009. The principal amount and any unpaid interest accrued thereon are due six (6) months from the date of the Agreement.

The Lender may demand payment of principal and interest three (3) months from the date of the Note, in the event of a change of control or upon material organic changes to the Company. The terms of any subsequent financing must meet with Lender’s consent.

The loan is evidenced by the Senior Loan Agreement and a 10% Senior Promissory Note (the “Note”) in the amount of US $9,000,000.00.

The foregoing descriptions of the Senior Loan Agreement and the Senior Promissory Note are qualified in their entirety by reference to the full text of those documents, which are attached hereto as Exhibits 10.16 and 10.17 respectively, and are incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

The information set forth under Item 1.01 is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.  The following exhibits are filed with this report:

Exhibit Number	Description

10.16	Senior Loan Agreement dated July 3, 2009.

10.17	10% Senior Promissory Note dated July 3, 2009.

99.1	Press Release, SmartHeat Inc. Completes $9 Million Credit Financing, to Report 2nd Quarter Financial Results before August 15, 2009, dated July 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2009

SMARTHEAT INC.

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Chairman & Chief Executive Officer